Exhibit 99.1

Luna Innovations Reports Strong Third-Quarter 2022 Results
Reaffirms Outlook

Q3 Highlights
•Total revenues of $29.2 million, up 43% year-over-year
•Total revenues in constant currency of $30.1 million; up 48% year-over-year
•Gross margin of 58%, compared to 62% for the prior-year period
•Net income of $1.2 million, compared to net income of $0.4 million for the prior-year period
•Adjusted EBITDA of $4.5 million, compared to $2.1 million for the prior-year period
•Adjusted EPS of $0.09, compared to $0.03 for the prior-year period

(ROANOKE, VA, November 10, 2022) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and nine months ended September 30, 2022.

"I'm extremely pleased with our performance in Q3, achieving over 40% growth in revenues and more than doubling Adjusted EBITDA versus last year," said Scott Graeff, President and Chief Executive Officer of Luna. "The team was able to achieve these strong financial results while still navigating a challenging supply chain and economic environment. And I’m particularly pleased that this quarter is more normative, positively reflecting the meaningful strategic moves and investments we’ve made over the past two years to refine Luna’s focus and realign our organization appropriately. Today, Luna Innovations is uniquely positioned to offer a breadth of solutions and capabilities in fiber technology.”

Graeff continued, “With three quarters now behind us, we feel very comfortable that we will finish 2022 within the ranges that we provided on our March earnings call. As always, we remain focused on execution, both to capitalize on important growth trends and to advance our strategy of Enabling the Future with Fiber.”

Third-Quarter Fiscal 2022 Financial Summary
Highlights of the financial results for the three months ended September 30, 2022 are:

	Three Months Ended September 30,		Change
(in thousands, except share and per share data)	2022	2021
Revenues	$29,153	$20,329	43%

Gross profit	16,919	12,584	34%
Gross margin	58%	62%

Operating expense	15,441	12,594	23%
Operating income/(loss)	1,478	(10)
Operating margin	5%	—%

Other expense, net and income tax expense	(310)	(334)

Net income/(loss) from continuing operations	$1,168	$(344)

Income from discontinued operations, net of income taxes	28	699

Net income	$1,196	$355

Income per diluted share (EPS)	$0.04	$0.01
Adjusted EPS	$0.09	$0.03	200%
Diluted weighted average shares outstanding	34,104,850	33,780,714

Adjusted EBITDA	$4,544	$2,110	115%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenues for the three months ended September 30, 2022 increased 43% compared to the prior-year period; 48% on a constant currency basis.

Gross margin was 58% for the three months ended September 30, 2022, compared to 62% for the three months ended September 30, 2021, driven primarily by product mix. Operating income and margin were $1.5 million and 5% of total revenues, respectively, for the three months ended September 30, 2022, compared to an operating loss of $10 thousand dollars and less than 1% of total revenues, respectively, for the three months ended September 30, 2021.

Net income was $1.2 million, or $0.04 per fully diluted share, for the three months ended September 30, 2022, compared to net income of $0.4 million, or $0.01 per fully diluted share, for the three months ended September 30, 2021. Adjusted EPS was $0.09 for the three months ended September 30, 2022 compared to $0.03 for the three months ended September 30, 2021.

Adjusted EBITDA was $4.5 million for three months ended September 30, 2022, compared to $2.1 million for the three months ended September 30, 2021.

Nine Months Ended Fiscal 2022 Financial Summary
Highlights of the financial results for the nine months ended September 30, 2022 are:

	Nine Months Ended September 30,		Change
(in thousands, except share and per share data)	2022	2021
Revenues	77,795	63,291	23%

Gross profit	47,162	37,436	26%
Gross margin	61%	59%

Operating expense	50,510	41,061	23%
Operating loss	(3,348)	(3,625)
Operating margin	(4)%	(6)%

Other expense, net and income tax benefit	231	1,061

Net loss from continuing operations	$(3,117)	$(2,564)

Income from discontinued operations, net of income taxes	11,543	2,371

Net income/(loss)	$8,426	$(193)

Earnings/(loss) per diluted share (EPS)	$0.26	$(0.01)
Adjusted EPS	$0.12	$0.08	50%
Diluted weighted average shares outstanding	32,492,276	33,585,973

Adjusted EBITDA	$7,450	$4,461	67%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenues for the nine months ended September 30, 2022 increased 23% compared to the prior-year period; 25% on a constant currency basis.

Gross profit of $47.2 million for the nine months ended September 30, 2022 increased from $37.4 million for the nine months ended September 30, 2021 primarily due to higher sales. Operating loss and margin improved to $3.3 million and 4% of total revenues, respectively, for the nine months ended September 30, 2022, compared to $3.6 million and 6% of total revenues, respectively, for the nine months ended September 30, 2021.

Net income was $8.4 million, or $0.26 per fully diluted share, for the nine months ended September 30, 2022, compared to a net loss of $0.2 million, or $(0.01) per fully diluted share, for the nine months ended September 30, 2021. Adjusted EPS was $0.12 for the nine months ended September 30, 2022, compared to $0.08 for the nine months ended September 30, 2021.

Adjusted EBITDA was $7.5 million for the nine months ended September 30, 2022, compared to $4.5 million for the nine months ended September 30, 2021.

2022 Full-Year Outlook
Luna is reaffirming the 2022 revenue and adjusted EBITDA outlook it originally provided on March 14, 2022, which included the mid-March divestiture of Luna Labs and the acquisition of Lios.
•Total revenue of $109 million to $115 million for the full year 2022
•Adjusted EBITDA of $10 million to $12 million for the full year 2022

Luna is not providing an outlook for net income, which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, Adjusted EPS and revenue measured on a constant currency basis, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EPS exclude certain charges and income that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course.

The Company calculates revenue measured on a constant currency basis by translating its foreign revenues for the relevant period in U.S. dollars at the average exchange rate in effect for the comparable prior year period. The Company presents revenue in this manner because it is a global company that transacts business in multiple currencies and reports financial information in U.S. dollars. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues. Exchange rate fluctuations can have a significant effect on reported revenues. The Company believes presenting constant currency revenue information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

Adjusted EBITDA, Adjusted EPS and revenue measured on a constant currency basis should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today, November 10, 2022, to discuss its financial results for the three and nine months ended September 30, 2022. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab "Investor Relations." To participate by telephone, the domestic dial-in number is 1.877.270.2148 and the international dial-in number is.1.412.902.6510. Participants should ask to join the Luna Innovations Incorporated conference call and are advised to dial in at least fifteen minutes prior to the call. A replay of the conference call will be available on the company's website under "Webcasts and Presentations" for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected full year 2022 financial results and outlook, and the Company's ability to capitalize on growth trends. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2022, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets (Unaudited)
 (in thousands, except share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,889	$17,128
Accounts receivable, net	29,295	20,913
Contract assets	6,196	5,166
Inventory	32,400	22,493
Prepaid expenses and other current assets	4,744	3,793
Assets held for sale	—	12,952
Total current assets	80,524	82,445
Property and equipment, net	4,827	2,988
Intangible assets, net	18,964	17,177
Goodwill	27,215	18,984
Operating lease right-of-use assets	4,069	5,075
Other non-current assets	3,251	247
Deferred tax asset	6,397	3,321
Total assets	$145,247	$130,237
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$2,250	$4,167
Accounts payable	5,370	2,809
Accrued and other current liabilities	19,237	9,258
Contract liabilities	4,850	4,649
Current portion of operating lease liabilities	2,115	2,101
Liabilities associated with assets held for sale	—	9,703
Total current liabilities	33,822	32,687
Long-term debt obligations, net of current portion	19,465	11,673
Long-term portion of operating lease liabilities	2,374	3,509
Deferred tax liability	1,324	—
Other long-term liabilities	408	445
Total liabilities	57,393	48,314
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 34,650,827 and 33,855,725 shares issued, 32,865,870 and 32,116,270 shares outstanding at September 30, 2022 and December 31, 2021, respectively	35	34
Treasury stock at cost, 1,784,957 and 1,744,026 shares at September 30, 2022 and December 31, 2021, respectively	(5,542)	(5,248)
Additional paid-in capital	103,264	98,745
Accumulated deficit	(3,149)	(11,575)
Accumulated other comprehensive loss	(6,754)	(33)
Total stockholders’ equity	87,854	81,923
Total liabilities and stockholders’ equity	$145,247	$130,237

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$29,153	$20,329	$77,795	$63,291
Cost of revenues	12,234	7,745	30,633	25,855
Gross profit	16,919	12,584	47,162	37,436
Operating expense:
Selling, general and administrative	12,665	9,674	42,527	33,414
Research, development and engineering	2,776	2,920	7,983	7,647
Total operating expense	15,441	12,594	50,510	41,061
Operating income/(loss)	1,478	(10)	(3,348)	(3,625)
Other income/(expense):
Other income	73	—	146	—
Interest expense, net	(218)	(110)	(442)	(375)
Total other expense, net	(145)	(110)	(296)	(375)
Income/(loss) from continuing operations before income taxes	1,333	(120)	(3,644)	(4,000)
Income tax expense/(benefit)	165	224	(527)	(1,436)
Net income/(loss) from continuing operations	1,168	(344)	(3,117)	(2,564)
Income from discontinued operations, net of income tax (benefit)/expense of ($78), $235, $88 and $381	28	699	622	2,371
Gain on sale of discontinued operations, net of tax of $3,117	—	—	10,921	—
Net income from discontinued operations	28	699	11,543	2,371
Net income/(loss)	$1,196	$355	$8,426	$(193)
Net income/(loss) per share from continuing operations:
Basic	$0.04	$(0.01)	$(0.10)	$(0.08)
Diluted	$0.03	$(0.01)	$(0.10)	$(0.08)
Net income per share from discontinued operations:
Basic	$—	$0.02	$0.36	$0.08
Diluted	$—	$0.02	$0.36	$0.07
Net income/(loss) per share attributable to common stockholders:
Basic	$0.04	$0.01	$0.26	$(0.01)
Diluted	$0.04	$0.01	$0.26	$(0.01)
Weighted average shares:
Basic	32,800,690	31,944,869	32,492,276	31,553,998
Diluted	34,104,850	33,780,714	32,492,276	33,585,973

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Nine Months Ended September 30,
	2022	2021

Cash flows (used in)/provided by operating activities
Net income/(loss)	$8,426	$(193)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	3,993	3,523
Share-based compensation	3,204	2,230
Gain from discontinued operations, net of tax	(10,921)	—
Deferred taxes	(3,374)	(23)
Change in assets and liabilities
Accounts receivable	(6,166)	482
Contract assets	(2,739)	837
Inventory	(6,662)	(1,906)
Other current assets	2,093	(1,752)
Other long-term assets	599	—
Accounts payable and accrued and other current liabilities	5,824	(1,681)
Contract liabilities	2,425	(287)
Other long term-liabilities	13	—
Net cash (used in)/provided by operating activities	(3,285)	1,230
Cash flows used in investing activities
Acquisition of property and equipment	(2,313)	(943)
Intangible property costs	4	(215)
Proceeds from sale of property and equipment	25	—
Proceeds from sale of discontinued operations	12,973	—
Acquisition of Lios	(22,085)	—
Net cash used in investing activities	(11,396)	(1,158)
Cash flows provided by/(used in) financing activities
Payments on finance lease obligations	(36)	(36)
Proceeds from borrowings under debt obligations	22,150	—
Payments of debt obligations	(16,275)	(3,110)
Repurchase of common stock	(294)	(420)
Proceeds from ESPP	521	530
Proceeds from the exercise of options	1,160	2,076
Net cash provided by/(used in) financing activities	7,226	(960)
Effect of exchange rate changes on cash and cash equivalents	(1,784)	277
Net decrease in cash and cash equivalents	(9,239)	(611)
Cash and cash equivalents-beginning of period	17,128	15,366
Cash and cash equivalents-end of period	$7,889	$14,755

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA
 (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income/(loss)	$1,196	$355	$8,426	$(193)
Net income from discontinued operations	28	699	11,543	2,371
Net income/(loss) from continuing operations	1,168	(344)	(3,117)	(2,564)
Interest expense, net	218	110	442	375
Income tax expense/(benefit)	165	224	(527)	(1,436)
Depreciation and amortization	1,299	1,131	3,993	3,440
EBITDA	2,850	1,121	791	(185)
Share-based compensation	1,027	689	3,027	2,133
Integration and transaction expense	184	196	2,184	2,073
Amortization of inventory step-up	134	104	391	440
Other non-recurring charges (1)	349	—	1,057	—
Adjusted EBITDA	$4,544	$2,110	$7,450	$4,461

(1) - Other non-recurring charges include severance, customer accommodation, facility consolidation and debt refinancing costs.

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to Adjusted EPS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income/(loss)	$1,196	$355	$8,426	$(193)
Net income from discontinued operations	28	699	11,543	2,371
Net income/(loss) from continuing operations	1,168	(344)	(3,117)	(2,564)
Share-based compensation	1,027	689	3,027	2,133
Integration and transaction expense	184	196	2,184	2,073
Amortization of intangible assets	988	761	2,793	2,353
Amortization of inventory step-up	134	104	391	440
Other non-recurring charges (1)	349	—	1,057	—
Income tax effect on adjustments	(671)	(438)	(2,363)	(1,750)
Adjusted income from continuing operations	$3,179	$968	$3,972	$2,685

Adjusted EPS	$0.09	$0.03	$0.12	$0.08

Adjusted weighted average shares (in thousands):
Diluted	34,105	33,781	32,492	33,586
(1) - Other non-recurring charges include severance, customer accommodation, facility consolidation and debt refinancing costs.

###